Exhibit 99.1

Columbia Pipeline Partners LP Announces Fourth Quarter

Distribution of $0.1975 per Common Unit

HOUSTON, Texas – January 27, 2017 – News Release – Columbia Pipeline Partners LP (NYSE:CPPL) (“CPPL” or the “Partnership”) today announced that the Board of Directors of CPP GP LLC, its general partner, declared a cash distribution of $0.1975 per common unit for the fourth quarter 2016. The distribution is payable on February 13, 2017 to unitholders of record as of February 7, 2017.

About Columbia Pipeline Partners LP

Columbia Pipeline Partners LP is a Delaware master limited partnership with interests in three regulated U.S. natural gas pipelines which serve markets extending from New York to the Gulf of Mexico, as well as storage and related midstream assets. The Partnership’s general partner became an indirect, wholly-owned subsidiary of TransCanada Corporation (NYSE:TRP) (“TransCanada”) on July 1, 2016, and as a result, the Partnership is effectively managed by TransCanada. For more information about Columbia Pipeline Partners LP, visit the Partnership’s website at www.columbiapipelinepartners.com. Additional information can be found at www.transcanada.com.

1446 Qualified Notice

This notice is intended to serve as qualified notice to nominees pursuant to Treasury Regulation 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to U.S. federal income tax withholding at the highest applicable effective tax rate.

Forward-Looking Statements

This release includes statements that may constitute forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this release. Although CPPL believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved, and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements, and readers are cautioned not to place undue reliance on such statements. CPPL’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPPL’s control.

These factors include, but are not limited to, the occurrence of any event, change or other circumstance in connection with entry into the Merger Agreement with Columbia Pipeline Group, Inc. (“CPG”) to acquire all of our outstanding units; the recent merger between CPG and TransCanada; risks related to disruption of management’s attention from CPPL’s ongoing business operations due to the recent merger; risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to CPG’s merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPPL’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015, as amended, and CPPL’s Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and CPPL’s other filings with the SEC, which are available at www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPPL expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

FOR ADDITIONAL INFORMATION:

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